Exhibit 99.2

Media Contact:

Kimberly-Clark Corp.

Bob Brand

+1.972.281.5335

bob.brand@kcc.com

Kimberly-Clark Completes Health Care Spin-Off

DALLAS, Nov. 1, 2014 — Kimberly-Clark Corporation (NYSE: KMB) has completed the previously announced tax-free spin-off of its health care business, now known as Halyard Health, Inc. (NYSE: HYH).

Kimberly-Clark shareholders received one share of Halyard Health common stock for every eight shares of Kimberly-Clark common stock they held at the close of trading on Oct. 23, 2014, the record date for the spin-off. Halyard shares will begin “regular way” trading on the New York Stock Exchange on November 3rd.

Read more about Halyard Health at the company’s new website, www.halyardhealth.com.

About Kimberly-Clark

Kimberly-Clark (NYSE: KMB) and its well-known global brands are an indispensable part of life for people in more than 175 countries. Every day, nearly a quarter of the world’s population trust K-C’s brands and the solutions they provide to enhance their health, hygiene and well-being. With brands such as Kleenex, Scott, Huggies, Pull-Ups, Kotex and Depend, Kimberly-Clark holds No. 1 or No. 2 share positions in more than 80 countries. To keep up with the latest K-C news and to learn more about the Company’s 142-year history of innovation, visit www.kimberly-clark.com or follow us on Facebook or Twitter.

[KMB-C]

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